Exhibit 23

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following registration statements:

Form S-8 Registration Statement of Lincoln Electric Holdings, Inc. for The Lincoln Electric Company Employee Savings Plan (Form S-8 Nos. 333-107114 and 333-132036),

Form S-8 Registration Statement of Lincoln Electric Holdings, Inc. (as successor to The Lincoln Electric Company) for The Lincoln Electric Company Employee Savings Plan, including Post-Effective Amendment No. 1 (Form S-8 No. 033-64187),

Form S-8 Registration Statement of Lincoln Electric Holdings, Inc. (as successor to The Lincoln Electric Company) for the 1995 Lincoln Stock Purchase Plan, including Post-Effective Amendment No. 1 (Form S-8 No. 033-64189),

Form S-8 Registration Statement of Lincoln Electric Holdings, Inc. for the 2006 Equity and Performance Incentive Plan (Form S-8 No. 333-134212),

Form S-8 Registration Statement of Lincoln Electric Holdings, Inc. for the 2006 Stock Plan for Non-Employee Directors (Form S-8 No. 333-134210),
Form S-8 Registration Statement of Lincoln Electric Holdings, Inc. for the 2015 Equity and Incentive Compensation Plan (Form S-8 No. 333-203602),
Form S-8 Registration Statement of Lincoln Electric Holdings, Inc. for the 2015 Stock Plan for Non-employee Directors (Form S-8 No. 333-203603), and
Form S-8 Registration Statement of Lincoln Electric Holdings, Inc. for The Lincoln Electric Company Employee Savings Plan (As Amended and restated Effective January 1, 2010), as amended (Form S-8 No. 333-203604);
Form S-8 Registration Statement of Lincoln Electric Holdings, Inc. for The Lincoln Electric Company Restoration Plan (Form S-8 No. 333-215168);
of our reports dated February 27, 2018, with respect to the consolidated financial statements and schedule of Lincoln Electric Holdings, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of Lincoln Electric Holdings, Inc. and subsidiaries, included in this Annual Report (Form 10-K) of Lincoln Electric Holdings, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP
Cleveland, Ohio
February 27, 2018